Craig L. Kauffman Joins Boards of Directors of CB Financial Services, Inc.

WASHINGTON, PA., November 24, 2025 -- CB Financial Services, Inc. (“CB” or the “Company”) (NASDAQGM: CBFV), the holding company of Community Bank (the “Bank”), today announced that Craig L. Kauffman has been appointed to the Board of Directors, effective November 20, 2025. Mr. Kauffman was also appointed to the Board of Directors of Community Bank. In addition, Mr. Kauffman was appointed to serve on the Audit and Compliance Committees of the Company's Board of Directors.
“We are excited to welcome Craig to our Board of Directors,” said John H. Montgomery, President and CEO. “Craig is a highly respected leader who brings exceptional strategic vision. His track record of driving growth and delivering results demonstrates his ability to balance financial performance with client service and community impact, making him an invaluable addition to our Board.”
Mr. Kauffman is a distinguished financial services executive with nearly four decades of leadership experience in banking and wealth management. Most recently, he served as President and Chief Executive Officer of Codorus Valley Bancorp, Inc. and PeoplesBank, providing strategic and operational leadership for the $2.2 billion asset company. Under his guidance, the organization successfully completed a merger of equals with Orrstown Financial Corporation in July 2024. Prior to Codorus Valley, Mr. Kauffman served as Central Pennsylvania Regional President for BB&T Bank (now Truist) from 2015 to 2018, overseeing $6 billion in assets and deposits, 80 retail locations, and 500 associates. In addition, Mr. Kauffman's career includes senior leadership positions at Susquehanna Bank (Pennsylvania CEO), PNC Bank (Corporate Institutional Bank Market Leader), and executive roles at Bay First Bank, Pennsylvania State Bank, Bank of Lancaster County, Wachovia Bank, and CoreStates Bank. His expertise spans commercial banking, wealth management, mergers and acquisitions, and strategic transformation.
Mr. Kauffman is deeply committed to community service, currently serving as Trustee Vice-Chair of Millersville University School of Business and holding board positions with Safari Club International Foundation and Safari Club International, where he previously served as President (2013-2015). He is an active member of the Lancaster Chamber of Commerce, where he previously served as Board Chairman. Mr. Kauffman holds an MBA from Pennsylvania State University Harrisburg and a Bachelor of Science from Millersville University of Pennsylvania.
About CB Financial Services, Inc.
CB Financial Services, Inc. is the bank holding company for Community Bank, a Pennsylvania-chartered commercial bank. Community Bank operates its branch network in southwestern Pennsylvania and West Virginia. Community Bank offers a broad array of retail and commercial lending and deposit services.
For more information about CB Financial Services, Inc. and Community Bank, visit our website at www.cb.bank.
Statement About Forward-Looking Statements
Statements contained in this press release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, general and local economic conditions, changes in market interest rates, deposit flows, demand for loans, real estate values and competition, competitive products and pricing, the ability of our customers to make scheduled loan payments, loan delinquency rates and trends, our ability to manage the risks involved in our business, our ability to control costs and expenses, inflation, market and monetary fluctuations, changes in federal and state legislation and regulation applicable to our business, actions by our competitors, and other factors that may be disclosed in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.
Company Contact:
John H. Montgomery
President and Chief Executive Officer
Phone: (724) 223-8317
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